Exhibit 10.15

TRADEMARK LICENSE AGREEMENT

This Trademark License Agreement (this “Agreement”) is entered into as of [●] (“Effective Date”), by and between Barnes & Noble, Inc. (“B&N”) and Barnes & Noble Education, Inc. (“BNED”), each a “Party” and, collectively, the “Parties”. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Separation Agreement (as defined below).

WHEREAS, B&N and BNED are parties to a Separation and Distribution Agreement, dated as of             , 2015 (the “Separation Agreement”), providing for, among other things, the transfer of assets and liabilities among B&N and BNED, the termination of intercompany agreements, BNED’s access to various B&N systems and distribution facilities and the use of B&N gift cards by BNED.

WHEREAS, in connection with the consummation of the Separation Agreement, B&N has agreed to grant to BNED a license to use the Licensed Marks (as defined below) on the following terms and conditions.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which each Party hereby acknowledges and in consideration of the premises, and the representations, warranties, covenants and agreements contained in this Agreement and the Separation Agreement, the Parties agree as follows:

I. DEFINITIONS

1.1. “B&N Competitor” means Amazon.com, Inc. and its affiliates or any of its successors and assigns.

1.2. “B&N Format” means bookstore and café operations that adhere to the look and feel of B&N retail stores owned and operated by B&N and cafés located within such stores, respectively, in each case as exemplified by B&N retail stores in existence as of the date of this Agreement. B&N shall be permitted to reasonably update the B&N Format from time to time, however, BNED shall not be obligated to modify any particular store significantly so long as such store generally adheres to the B&N Format in effect as of the date hereof, it being understood that all B&N Format stores shall undergo general maintenance and normal upkeep.

1.3. “BNED Competitor” means Amazon.com, Inc. and its affiliates or any of its successors and assigns.

1.4. “Exclusively Licensed Marks” means “Barnes & Noble College”, “B&N College”, “Barnes & Noble Education” and “B&N Education”.

1.5. “Field of Use” means (a) the contract management of college and university bookstores and other bookstores associated with academic institutions and related websites and (b) education products and services (including digital education products and services) and related websites.

B-1

1.6. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

1.7. “Licensed Marks” means the Exclusively Licensed Marks together with the Non-Exclusively Licensed Marks.

1.8. “Non-Exclusively Licensed Marks” means “Barnes & Noble”, “B&N” and “BN”.

1.9. “Ownership Affiliate” means a person or group (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) that becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”), directly or indirectly, of more than 20.0% of the voting stock of a Party).

1.10. “U.S.” means the United States of America.

II. LICENSE

2.1. Subject to the terms and conditions of this Agreement, B&N hereby grants BNED:

(a) an exclusive (even as to B&N), perpetual, fully paid-up, non-transferable, non-assignable (except as provided in Section 9.10), non-sublicensable (except as provided in Section 2.4), license to use and display the Exclusively Licensed Marks in the U.S. in connection with BNED’s products and services solely within the Field of Use; and

(b) a non-exclusive, perpetual, fully paid-up, non-transferable, non-assignable (except as provided in Section 9.10), non-sublicensable, license to use and display the Non-Exclusively Licensed Marks in the U.S. in connection with BNED’s products and services solely within the Field of Use, and, further, solely as follows:

(i) used with “at [college / university name]” or with another name at the request of any other facility that is either controlled by a university or affiliated with a university (e.g., “Barnes & Noble at Campustown”);

(ii) in connection with BNED’s stores as set forth on Exhibit A (which Exhibit shall be updated from time to time in accordance with Section 2.2);

(iii) in connection with Barnes & Noble Cafés operated at BNED’s stores (which shall not include convenience stores);

(iv) on consumables (e.g., shopping bags) existing as of the Distribution Date on which the Non-Exclusively Licensed Mark “Barnes & Noble” is printed or otherwise appears until such consumables are used through, except as otherwise agreed by B&N; and

(v) if a particular store is identified solely by a Non-Exclusively Licensed Mark because it existed as such prior to the Distribution Date and was identified on Exhibit A, then the signage, labels or other identifiers inside the store shall either use solely the Exclusive Licensed Marks or otherwise comply with clause (i) above.

2.2. BNED will have the right to reasonably request that additional use cases be added to Section 2.1(b) for the use of the Non-Exclusively Licensed Marks within the Field of Use. Upon B&N’s reasonable approval, this Agreement shall be amended to reflect such additional use cases.

2.3. Except as expressly set forth in subsections 2.1(b)(i)-(iv) above or as otherwise agreed by B&N, BNED must modify the Non-Exclusively Licensed Marks it uses to conform them to the Exclusively Licensed Marks.

2.4. BNED may sub-license its rights to use the Exclusively Licensed Marks in the U.S. to third parties solely in connection with marketing and promotional activities for BNED’s products and services in the Field of Use, and provided that:

(a) all such sub-licensed use must comply with the terms and conditions of this Agreement, and

(b) BNED includes terms in its agreements with all sub-licensees, expressly and immediately terminating all rights of its sub-licensees to use the Exclusive Licensed Marks in the event that BNED’s rights to use the Exclusively Licensed Marks are terminated pursuant to this Agreement or if B&N reasonably objects to the use by any such sub-licensees.

2.5. In the event that BNED wishes after the date hereof to expand the scope of the license granted hereby to cover one or more jurisdictions outside the U.S., BNED may make a request to do so by delivering a written addendum to this Agreement (a) specifying the Licensed Marks it wishes to license and the jurisdiction in which it wishes to use such Licensed Marks and (b) agreeing to comply with all of the provisions of this Agreement with respect to the usage of such Licensed Marks in such jurisdiction. Upon receipt by B&N of an addendum in compliance with this Section 2.5, the license shall be extended to cover such Licensed Marks in such jurisdiction to the extent that on the date of such addendum B&N has the right to license such Licensed Marks to BNED in such jurisdiction. If the jurisdiction is one in which B&N does not as of such time have a validly existing trademark, B&N will have the opportunity to either register the relevant trademarks in that jurisdiction or allow BNED to register those trademarks in that jurisdiction and use them within the Field of Use. The filing costs and attorney’s fees of such registration shall be paid by B&N if it chooses to register the trademarks and by BNED if it registers the trademarks upon B&N’s authorization to do so. If BNED registers the trademarks, it shall grant B&N a license for use outside the Field of Use. Nothing in this Agreement or any addendum delivered under this Section 2.5 shall require B&N to obtain or maintain rights to any Licensed Marks outside the U.S.

2.6. BNED agrees that it:

(a) shall use the Licensed Marks in a manner that is consistent in all respects with the high standards, value, reputation and prestige associated with the use of the Licensed Marks on and prior to the Distribution Date by B&N;

(b) shall not use the Licensed Marks in any manner that (i) is deceptive or misleading, (ii) would diminish the value of or goodwill symbolized by the Licensed Marks, (iii) tarnishes, blurs or dilutes the Licensed Marks, (iv) compromises or reflects unfavorably upon the goodwill, good name, reputation or image of B&N or the Licensed Marks, or (v) might jeopardize or limit B&N’s proprietary interest therein;

(c) shall not (i) misrepresent to any person the scope of the license granted under this Agreement, (ii) incur or authorize any expenses or liabilities chargeable to B&N, or (iii) take any actions that would impose upon B&N any obligation or liability to a third party other than (x) obligations under this Agreement, or (y) other obligations which B&N expressly approves in writing for BNED to incur on its behalf;

(d) shall be responsible for non-conformance with the terms of this Agreement by any third party to which BNED sub-licenses its rights to use the Exclusively Licensed Marks; and

(e) shall not use Non-Exclusively Licensed Marks in any manner which is inconsistent with Section 2.1(b) above without the prior written consent of B&N; provided that no such consent shall be required for the use of the marks “bncollege”, “barnesandnoblecampus”, “barnesandnoblecollege”, “barnesandnobletextbook”, “barnesandnoblerental”, “bndigitallist”, “bncampus”, “bnknowledge”, “bnlearning”, “bnoncampus”, “bnschooling” “bnstudentvoice”, “bnteaching”, “bntextbook”, “bntextbookrental”, “bntextrent”, “bntheknow” or “bntraining” as part or of all of a domain name or URL actually used by BNED as of the date hereof.

2.7. Except for materials that are co-branded or jointly marketed with BNED, or as otherwise pre-approved in writing by BNED, B&N and its affiliates shall not use the Exclusively Licensed Marks and shall not license the Exclusively Licensed Marks to any other third party.

2.8. BNED shall have the right to use and enjoy the goodwill associated with the license to the Exclusively Licensed Marks and to the Licensed Marks as a whole, in the format and as provided in Section 2.1(b)(i)-(iii), for the duration of the license. For clarity, BNED shall not be entitled to any goodwill associated with the name “Barnes & Noble” itself. Subject to the foregoing, all goodwill associated with Licensed Marks is and shall remain the property of B&N and any goodwill attached to, that becomes attached to, or is created through BNED’s use of the Licensed Marks shall inure to the benefit of B&N.

2.9. All rights in and to the Licensed Marks not expressly granted to BNED under this Agreement are hereby reserved to B&N. BNED agrees that nothing in this Agreement shall give BNED any right, title or interest in the Licensed Marks, subject to BNED’s right to use the Licensed Marks in accordance with the licenses granted in this Agreement.

2.10. No other right or license is granted by B&N to BNED or by BNED to B&N, either express or implied, with respect to any other trademark, trade name, service mark or other intellectual property right owned or licensed by or to B&N or BNED. BNED shall not use the Licensed Marks in any manner not specifically authorized by this Agreement.

2.11. If BNED sub-licenses, or B&N licenses, any Licensed Marks to a third party, BNED shall include in the sub-license agreement an obligation by the sub-licensee to use the sub-license, and B&N shall include in the license agreement an obligation by the licensee to use the license, in a manner consistent with the terms of this Agreement.

III. TRADEMARK USAGE GUIDELINES AND QUALITY CONTROL

3.1. BNED shall:

(a) use the Licensed Marks in a manner consistent with B&N’s use prior to the Distribution Date, including the look and feel of B&N’s use of the Licensed Marks as may be updated from time to time;

(b) use the Licensed Marks in a manner that protects B&N’s ownership interest therein and is designed to maintain the high quality of the Licensed Marks;

(c) maintain at least substantially the same overall standards with respect to the quality of products and services (including any advertising and promotional materials) rendered in connection with the Licensed Marks as B&N has historically maintained;

(d) comply in all material respects with all applicable laws, rules, and regulations in connection with the use of the Licensed Marks and the offering of products or services in connection with the Licensed Marks; and

(e) use commercially reasonable efforts to promptly comply with reasonable more specific or additional brand usage guidelines and quality control measures as B&N may specify in writing from time to time (the “Guidelines and Standards”).

3.2. B&N shall:

(a) use the Licensed Marks in a manner that protects B&N’s ownership interest therein and is designed to maintain the high quality, high standards, value, reputation and prestige associated with the use of the Licensed Marks on and prior to the Distribution Date by B&N;

(b) maintain at least substantially the same overall standards with respect to the quality of products and services (including any advertising and promotional materials) rendered in connection with the Licensed Marks as B&N has historically maintained;

(c) comply in all material respects with all applicable laws, rules, and regulations in connection with the use of the Licensed Marks and the offering of products or services in connection with the Licensed Marks; and

(d) not use the Licensed Marks in any manner that (i) is deceptive or misleading, (ii) would diminish the value of or goodwill symbolized by the Licensed Marks, (iii) tarnishes, blurs or dilutes the Licensed Marks, (iv) compromises or reflects unfavorably upon the goodwill, good name, reputation or image of B&N or the Licensed Marks, or (v) might jeopardize or limit B&N’s proprietary interest therein.

3.3. If at any time B&N determines, in its sole discretion, that BNED is not complying with any Guidelines and Standards, B&N shall notify BNED in writing, setting forth in reasonable detail a description of the noncompliance and any reasonably requested action for curing such noncompliance. Upon receipt of such notice, BNED shall use commercially reasonable efforts to cure such noncompliance.

3.4. Upon B&N’s written request, BNED shall provide B&N with a reasonable number of samples of the products or other materials bearing the Licensed Marks in order for B&N to verify compliance with the Guidelines and Standards.

IV. PROTECTION OF LICENSED MARKS

4.1. BNED acknowledges that B&N is the exclusive owner of all right, title and interest in the Licensed Marks and will not at any time take or cause to be taken any act contesting or in any way impairing or tending to impair any part of such right, title and interest. BNED expressly acknowledges that its use of the Licensed Marks hereunder shall not confer on BNED any proprietary rights to the Licensed Marks, which shall at all times remain with B&N. BNED shall claim no interest in the Licensed Marks except the right to use them on the terms and conditions set forth herein, and shall not attempt to register the Licensed Marks on its own behalf.

4.2. BNED shall not challenge the ownership or validity of the Licensed Marks in the U.S. during the Term (as defined below) of this Agreement.

4.3. BNED shall not use or register in any jurisdiction any trademark, service mark or Internet domain name that would result in a likelihood of confusion with any of the Licensed Marks.

4.4. BNED shall cooperate with B&N, at B&N’s expense, in the execution, filing and prosecution of any trademark applications in the U.S. with respect to the Licensed Marks that B&N may desire to file, and for that purpose BNED will supply to B&N, upon B&N’s written request and at B&N’s expense, such graphics, renderings, screen shots, high resolution files, packaging, labels and similar materials as may be reasonably required.

4.5. B&N shall use commercially reasonable efforts to protect and maintain the Licensed Marks. At B&N’s request and expense (except as provided in Section 4.6 below), BNED shall assist B&N in taking any action reasonably necessary to procure, protect, vest, or maintain B&N’s rights in and to the Licensed Marks. BNED shall execute all documents reasonably requested by B&N to effectuate or confirm B&N’s rights in the Licensed Marks, including registration, maintenance or renewal of the Licensed Marks, recordation of the license relationship between B&N and BNED, and recordation of BNED as a registered user in the U.S. If BNED fails to execute any such document that is necessary, BNED appoints B&N as its attorney-in-fact to do so in BNED’s name and on BNED’s behalf.

4.6. B&N shall be initially responsible for payment but shall have the right to charge back to BNED all costs to apply for and maintain any registrations of the Exclusively Licensed Marks in the U.S.

4.7. BNED shall cause to appear on all products and Materials marked with the Licensed Marks, such legends, markings and notices as may be required by applicable law or reasonably requested by B&N. BNED is not required to use ® or TM in connection with the Licensed Marks unless specifically requested by B&N or as provided in the Guidelines and Standards.

4.8. In connection with each use of the Licensed Marks, BNED shall include the following notice, as B&N may amend from time to time, in a commercially reasonable manner that is at least as prominent as BNED’s trademark notices with respect to its own trademarks:

“Barnes & Noble, Barnes & Noble College, and Barnes & Noble Education are trademarks of Barnes & Noble, Inc. or its affiliates in the U.S. and other countries.”

V. INFRINGEMENT

5.1. In the event that, during the Term of this Agreement, BNED learns of any infringement or threatened infringement of the Licensed Marks, or dilution by a third party in the U.S. with respect to the Licensed Marks, BNED shall promptly notify B&N or its authorized representative giving particulars thereof. Notwithstanding the foregoing, BNED is not obligated to monitor or police unauthorized use of the Licensed Marks by third parties to which it has not granted a sub-license with respect to the Exclusively Licensed Marks.

5.2. With respect to any infringement or threatened infringement, or dilution by a third party with respect to the Exclusively Licensed Marks, BNED may request that B&N bring litigation, opposition, cancellation or related legal proceedings (collectively, “Enforcement Proceedings”) or provide prior written consent to the initiation of Enforcement Proceedings by BNED (which consent shall not be unreasonably withheld, conditioned or delayed if B&N elects not to initiate Enforcement Proceedings). Any such Enforcement Proceedings brought by B&N at BNED’s request shall be at the expense of BNED, and the Parties shall equally share in the recovery of damages or compensation resulting from such Enforcement Proceedings. If B&N initiates Enforcement Proceedings and BNED declines to bear the expense, any resulting damages or compensation shall belong solely to B&N. In any such Enforcement Proceedings, BNED shall nevertheless provide necessary information and assistance to B&N or its authorized representatives at B&N’s expense, including to join or be joined as a party if such joinder is required in order to confer jurisdiction in the jurisdiction in which the Enforcement Proceedings are to be brought. If B&N brings any such Enforcement Proceedings that are not at BNED’s request, and BNED does not consent to participate and bear the expense and is joined to such Enforcement Proceedings solely to confer jurisdiction in the jurisdiction in which the Enforcement Proceedings are to be brought, B&N agrees to defend, indemnify and hold harmless BNED for all losses, costs, liabilities and expenses arising out of or related to the bringing of such Enforcement Proceedings. In addition, if B&N elects to bring Enforcement Proceedings, whether at BNED’s request or otherwise, B&N shall have exclusive control of the Enforcement Proceedings, including any decision to maintain or settle such proceedings. If B&N does not elect to initiate Enforcement Proceedings after receiving BNED’s written request but consents to the initiation of Enforcement Proceedings by BNED, then (i) BNED may initiate such proceedings, (ii) shall have exclusive control of the Enforcement Proceedings, (iii) any decision to maintain or settle any such Enforcement Proceedings shall be at the exclusive option and expense of BNED, and (iv) all recoveries shall belong exclusively to BNED, subject to the following: (x) B&N shall not have any obligation to be joined as a party plaintiff in any Enforcement Proceedings without its prior written consent, which may be granted or withheld in its sole discretion, unless such joinder is required in order to confer jurisdiction in the jurisdiction in which the Enforcement Proceedings are to be brought, (y) if BNED brings any such Enforcement Proceedings and B&N is joined to such Enforcement Proceedings without its consent solely to confer jurisdiction in the jurisdiction in which the Enforcement Proceedings are to be brought, BNED agrees to defend, indemnify and hold harmless B&N for all losses, costs, liabilities and expenses arising out of or related to the bringing of such Enforcement Proceedings, and (z) BNED shall not take any action, or make any admissions, that may affect the validity of any registration of the Exclusively Licensed Marks, without the prior written consent of B&N.

5.3. With respect to any infringement or threatened infringement, or dilution by a third party with respect to the Non-Exclusively Licensed Mark, B&N shall have exclusive control of any Enforcement Proceedings relating to the Non-Exclusively Licensed Mark. The decision whether to bring, maintain or settle any such Enforcement Proceedings shall be at the exclusive option and expense of B&N, and all recoveries shall belong exclusively to B&N. BNED shall not and shall have no right to initiate any such Enforcement Proceedings in its own name, and BNED shall provide necessary information and assistance to B&N or its authorized representatives at B&N’s expense in the event that B&N decides that such Enforcement Proceedings should be commenced, including to join or be joined as a party in any action taken by B&N to enforce its rights in the Non-Exclusively Licensed Mark against a third party if such joinder is required in order to confer jurisdiction in the jurisdiction in which the Enforcement Proceedings are to be brought. If B&N brings any such Enforcement Proceedings, and BNED is joined to such Enforcement Proceedings solely to confer jurisdiction in the jurisdiction in which the Enforcement Proceedings are to be brought, B&N agrees to defend, indemnify and hold harmless BNED for all losses, costs, liabilities and expenses arising out of or related to the bringing of such Enforcement Proceedings.

5.4. B&N shall incur no liability to BNED under any legal theory by reason of B&N’s failure or refusal to prosecute or otherwise commence Enforcement Proceedings with respect to, any alleged infringement or dilution of the Licensed Marks by third parties, nor by reason of any settlement to which B&N may agree, provided such settlement does not require a payment of money by BNED.

VI. TERM AND TERMINATION; FUNDAMENTAL CHANGE

6.1. The term of this Agreement shall be in perpetuity subject to the termination provisions set forth below (the “Term”).

6.2. BNED may terminate this Agreement and the license and rights granted to it hereunder by B&N upon written notice to B&N. Such notice shall specify the effective date of such termination.

6.3. B&N may terminate this Agreement upon written notice to BNED if BNED has materially breached any provision of this Agreement and has not cured such breach within thirty (30) days after written notice of such breach has been given by B&N to BNED. Additionally, B&N may terminate this Agreement immediately in the event BNED (a) no longer continues to operate as a going concern, (b) no longer continues to operate in the Field of Use or (c) changes its name such that it no longer includes “Barnes & Noble” or the abbreviation “B&N”, or otherwise ceases to use the Licensed Marks in identifying its business.

6.4. B&N may terminate this Agreement if BNED transfers all or substantially all of its assets to a B&N Competitor or if a B&N Competitor becomes an Ownership Affiliate of BNED (either occurrence, a “BNED Fundamental Change”).

6.5. Upon termination or expiration of this Agreement, all of the rights of BNED under this Agreement shall terminate and shall revert automatically to B&N and BNED and any of its sub-licensees shall cease all use of the Licensed Marks. BNED shall use commercially reasonable efforts to wind down and to cease its and its sub-licensees’ use of the Licensed Marks on all materials existing as of the date of termination or expiration as soon as commercially practicable but in no event later than one hundred and eighty (180) days from the date of such termination or expiration, which shall be thirty (30) days in the event of a Sale to a B&N Competitor.

6.6. If B&N transfers all or substantially all of its assets to a BNED Competitor or if a BNED Competitor becomes an Ownership Affiliate of B&N, then B&N will not be permitted to use the Licensed Marks (a) in the contract management of college and university bookstores and other bookstores associated with academic institutions and related websites or (b) otherwise in stores and on websites a majority of the revenues of which are derived from the sale of education products and services (including digital education products and services).

6.7. BNED shall promptly correct any deviations from the B&N “look and feel” upon written notice by B&N of any such deviations; provided, however, in the event that B&N substantially changes the “look and feel” of Retail Stores as of the date of this Agreement, BNED may choose at its sole discretion to either adhere to the “look and feel” of B&N Retail Stores existing as of the date of this Agreement or the “look and feel” of B&N Retail Stores existing as of the date such changes take effect. If at any time B&N ceases to operate substantially as a bookstore business, BNED shall no longer be required to adhere to the B&N Format, provided that it continues to comply with Articles II, III, IV, V, VIII and XI and any alternative “look and feel” of BNED’s shall remain subject to the reasonable review and approval of B&N.

VII. REPRESENTATIONS AND WARRANTIES

7.1. Each party represents and warrants that it has the authority and right to enter into this Agreement and to agree to the terms and conditions herein.

7.2. B&N represents and warrants that it has the right and authority to grant the licenses granted hereunder, and B&N has not assigned any exclusive rights or granted any exclusive licenses in the Exclusively Licensed Marks to any third party.

7.3. B&N represents and warrants that as of the date hereof, it has no knowledge of any notice or claim asserted or threatened by a third party alleging that the Licensed Marks infringe any trademark, trade name or service mark of such third party.

VIII. INDEMNIFICATION

8.1. BNED agrees that it will defend, hold harmless, and indemnify B&N from and against any charges, suits, damages, costs, expenses, judgments, penalties, claims, liabilities, or losses of any kind or nature whatsoever, including reasonable attorney fees and expenses, that may be sustained or suffered by or secured against B&N: (a) based on or arising out of any manufacture, sale, or use of BNED’s products or services produced or marketed by BNED, except to the extent the claim relates to a matter for which B&N is obligated to indemnify BNED under Section 8.2 of this Agreement, (b) based on or arising out of any violation of this Agreement by BNED or any of its employees, affiliates and sub-licensees or (c) based on or arising out of any breach of any of the representations and warranties made by BNED under this Agreement.

8.2. B&N agrees that it will defend, hold harmless, and indemnify BNED from and against any charges, suits, damages, costs, expenses (including attorneys’ fees), judgments, penalties, claims, liabilities, or losses of any kind or nature whatsoever which may be sustained or suffered by or secured against BNED: (a) based on or arising out of any third-party claim that BNED’s use of the Licensed Marks (excluding any Licensed Marks BNED obtains under Section 2.5) in accordance with this Agreement but outside the Field of Use constitutes trademark infringement, or (b) based on or arising out of any breach of any of the representations and warranties made by B&N under this Agreement.

8.3. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING BUSINESS INTERRUPTION, LOSS OF FUTURE REVENUE, PROFITS OR INCOME OR LOSS OF BUSINESS REPUTATION OR OPPORTUNITY), HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS ARTICLE VIII, WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

IX. MISCELLANEOUS PROVISIONS

9.1. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to the Licensed Marks.

9.2. This Article IX and the agreements and obligations of BNED and B&N contained in Sections 4.1, 4.2, 4.3, 4.7 and 4.8 and Articles V, VI, VII and VIII shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the termination of this Agreement.

9.3. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the Parties or waived except by an instrument in writing signed by the Party against whom enforcement is sought. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party referring expressly to the provisions hereof being waived.

9.4. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

9.5. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby will be governed by, and construed in accordance with, the laws of the State of New York (excluding its choice of law rules). Each party submits to jurisdiction in the State of New York and further agrees that any cause of action arising under this Agreement shall be brought exclusively in a court in New York, New York.

9.6. All notices and other communications hereunder shall be in writing and shall be in accordance with Section 12.05 of the Separation Agreement.

9.7. This Agreement, which includes all Exhibits hereto, and the Separation Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement.

9.8. This Agreement shall be binding upon and inure solely to the benefit of each of the Parties and their respective successors and assigns, and nothing in this Agreement, express or implied, is intended to or confers upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of either Party with respect to the indebtedness, liabilities, obligations or actions of the other or any of their respective officers, directors, employees, stockholders, agents or representatives, or any other person or entity.

9.9. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic and legal substance of the transactions contemplated hereby are not affected in a manner materially adverse to either Party hereto.

9.10. BNED may not assign this Agreement or any of its rights and obligations hereunder by operation of law or otherwise without the prior written consent of B&N. Any attempted assignment in violation of this Section 9.10 shall be void.

9.11. B&N may assign this Agreement, any rights or obligations hereunder, or any of the Licensed Marks to any third party; provided, however, that such third party agrees in writing prior to any such assignment to comply with the terms and conditions of this Agreement. Any attempted assignment in violation of this Section 9.11 shall be void.

9.12. The Parties agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof, and that each Party may be entitled to specific performance of the terms hereof in addition to any other remedy at law or equity. Each Party agrees that, prior to seeking any remedy at law or equity (other than specific performance), it will submit its claim against the other Party to a private and confidential mediation process to be conducted by a single mediator (the “Mediator”) in New York City, New York, agreed upon in good faith by the Parties. Each Party will only seek other remedies if the Parties are unable to resolve the claim in the mediation process within sixty (60) days after the initial mediation meeting with the Mediator, or longer if deemed necessary by the Mediator.

9.13. In the event of a dispute arising out of or relating to this Agreement or the transactions contemplated hereby, each Party agrees to designate a senior employee at the vice president level or higher to meet in person with the other Party’s designee in an attempt to resolve the dispute. The discussion at such meeting shall be a confidential settlement communication protected by Federal Rule of Evidence 408 and its equivalents. This clause shall not prevent either Party from initiating litigation or commencing other formal proceedings, subject to Section 9.12 above, in parallel, but the initiation of litigation or such other proceedings shall not be used as a basis to decline to hold the in-person meeting required by this paragraph.

9.14. Headings/Construction.

Section headings contained in this Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will apply against any Person. The term “or” is not exclusive.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties hereto as of the date of this Agreement.

LICENSOR:	LICENSEE:

BARNES & NOBLE, INC.	BARNES & NOBLE EDUCATION, INC.

By:	By:
Name:	Name:
Title:	Title:

Exhibit A

Existing Stores operated by BNED solely under name “Barnes & Noble”

1. [list]